UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2024

NXP SEMICONDUCTORS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands
(State or Other Jurisdiction of Incorporation)

001-34841		98-1144352
(Commission File Number)		(IRS Employer Identification No.)

High Tech Campus 60, Eindhoven, the Netherlands	5656 AG
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 402729999

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Facility Agreement

On November 22, 2024, NXP B.V., a wholly owned, direct subsidiary of NXP Semiconductors N.V. (the “Company”), entered into a facility agreement (the “Facility Agreement”) with European Investment Bank (“EIB”), which provides for a €640.0 million unsecured senior loan facility. The proceeds from borrowings under the Facility Agreement are expected to be used, together with proceeds from a second €360.0 million facility agreement expected to be concluded in January 2025, to fund the research, development and innovation of semiconductor devices, technologies and solutions in five European countries. NXP B.V.’s obligations under the Facility Agreement will be fully and unconditionally guaranteed by the Company, as well as NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA”), each of which is a wholly owned, indirect subsidiary of the Company, pursuant to a guaranty agreement (the “Guaranty”).

Borrowings under the Facility Agreement may be U.S. Dollar or Euro-denominated and bear a fixed or floating interest rate. Fixed rate loans will bear interest at a rate (subject to a floor of zero) to be agreed between NXP B.V. and EIB and shall include a margin determined based on the Company’s credit rating (the “Margin”). Floating rate loans will bear interest at a rate (subject to a floor of zero) equal to the sum of the applicable benchmark rate (EURIBOR or USD reference rate, as applicable) and an applicable fixed spread determined by EIB and agreed by NXP B.V. (which includes the Margin). Loans under the Facility Agreement will have a maximum tenor of six years.

The Facility Agreement contains affirmative and negative covenants and events of default that are generally consistent with those set forth in the Company’s Amended and Restated Revolving Credit Agreement, dated as of August 26, 2022.

The description of the Facility Agreement and the Guaranty contained in this Item 1.01 is qualified in its entirety by reference to the complete text of each of the Facility Agreement and the Guaranty, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Commercial Paper Program

On November 21, 2024, NXP B.V., NXP Funding, NXP USA (collectively, the “Issuers”) and the Company entered into definitive documentation to establish an unsecured commercial paper program (the “CP Program”) under which the Issuers may, on a joint and several basis, issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to fully and unconditionally guarantee the Notes pursuant to a guaranty. Amounts available under the CP Program may be borrowed, repaid, and re-borrowed from time to time, with the aggregate principal amount of Notes outstanding under the CP Program at any time not to exceed $2.0 billion. The net proceeds of issuances of the Notes are expected to be used for general corporate purposes.

The Notes will be sold under customary market terms in the U.S. commercial paper market at a discount from par or at par and bear interest at rates determined at the time of issuance. The maturities of the Notes may vary, but shall not exceed 397 days from the date of issuance. As of the date of this Current Report on Form 8-K, the Issuers have not issued any Notes.

Initially, four commercial paper dealers will each act as a dealer under the CP Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of the commercial paper dealer agreements entered into between the Issuers, the Company and each Dealer (each, a “Dealer Agreement”). A national bank will act as issuing and paying agent under the CP Program.

Each Dealer Agreement provides the terms under which the applicable Dealer may either purchase the Notes from the Issuers or arrange for the sale by the Issuers of the Notes to one or more purchasers, in each case pursuant to a private placement exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The form of Dealer Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference, and the summary of the CP Program herein is qualified in its entirety by the terms of the CP Program as set forth in the form of Dealer Agreement.

The Notes have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company or any of the Issuers and their respective affiliates for which they have received or will receive customary fees and expense reimbursements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Facility Agreement, the Guaranty and the CP Program set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements which include statements regarding the Company’s expectation to enter into a second facility agreement and the intended use of proceeds for borrowings under the Facility Agreement and CP Program, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, the Company does not have any intention or obligation to publicly update or revise any forward-looking statements after filing this Current Report on Form 8-K, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors and other cautionary statements included in the Company’s Securities and Exchange Commission (“SEC”) filings. Copies of the Company’s SEC filings are available on its Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*+	€640.0 Million Facility A Agreement, dated as of November 22, 2024, between NXP B.V. and European Investment Bank.

10.2	Guaranty, dated as of November 22, 2024, among NXP Semiconductors N.V., NXP Funding LLC and NXP USA, Inc., as guarantors, and European Investment Bank.

10.3	Form of Commercial Paper Dealer Agreement among NXP B.V., NXP Funding LLC and NXP USA, Inc., as issuers, NXP Semiconductors N.V., as parent guarantor, and the applicable Dealer party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any sections thereof, to the SEC upon request.

+

Certain identified information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential, in compliance with Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP SEMICONDUCTORS N.V.

Date: November 22, 2024	By:	/s/ Timothy Shelhamer
	Name:	Timothy Shelhamer
	Title:	SVP and Chief Corporate Counsel

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